SUPPLEMENT

TO PROSPECTUS SUPPLEMENT DATED JANUARY 24, 1994          RULE 424(B)(5)
(TO PROSPECTUS DATED JANUARY 14, 1994)                FILE NO. 333-53861

                                   CWMBS, INC.
                                    Depositor

                                   COUNTRYWIDE
                                HOME LOANS, INC.
                           Seller and Master Servicer

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1994-2
                                  ____________

          The Class A-9a certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

          This   supplement   may  be  used  to  offer  and  sell  the  offered
certificates  only  if  accompanied  by  the  prospectus   supplement  and  the
prospectus.

                          THE CLASS A-9a CERTIFICATES

          This supplement relates to the offering of the Class A-9a certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-9a certificates. Additional information is contained in the prospectus supplement dated January 24, 1994 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 14, 1994. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

          As of the November 25, 1998, the class certificate balance of the Class A-9a certificates was approximately $23,045,257.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-9a certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

DECEMBER 4, 1998

                                THE MORTGAGE POOL

         As of November 1, 1998 (the "Reference Date"), the Mortgage Pool included approximately 579 Mortgage Loans having an aggregate Stated Principal Balance of approximately $146,401,055.34.

         The  following   table   summarizes  the  delinquency  and  foreclosure
experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            November 1, 1998
Total Number of Mortgage Loans...................................................                  579
Delinquent Mortgage Loans and Pending Foreclosures at Period End(1)
         30-59 days..............................................................                 0.00%
         60-90 days..............................................................                 0.00%
         91 days or more (excluding pending foreclosures)........................                 0.00%
                                                                                                  -----
         Total Delinquencies.....................................................                 0.00%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.00%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 0.00%
                                                                                                  =====

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

          Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

          Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

FORECLOSURE AND DELINQUENCY EXPERIENCE

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.554 billion at February 28, 1995 to approximately $8.555 billion at February 29, 1996, to approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998 and to approximately $13.986 billion at August 31, 1998. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                   AT FEBRUARY 28, (29),                     AT AUGUST 31,
                                                      ------------------------------------------------
                                                      1995           1996           1997          1998           1998
                                                      ----           ----           ----          ----           ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days.............................       0.41%          0.65%         0.65%          1.08%        0.97%
         60-89 days.............................       0.03           0.09          0.15           0.16         0.12
         90 days or more (excluding pending
              foreclosures).....................       0.03           0.09          0.16           0.16         0.09
                                                       ----           ----          ----           ----         ----
         Total of delinquencies.................       0.47%          0.83%         0.96%          1.40%        1.18%
                                                       ====           ====          ====           ====         ====
Foreclosures pending............................       0.05%          0.12%         0.17%          0.17%        0.15%
                                                       ====           ====          ====           ====         ====
Total delinquencies and foreclosures pending....
                                                       0.52%          0.95%         1.13%          1.57%        1.33%
                                                       ====           ====          ====           ====         ====
Net Gains/(Losses) on liquidated loans (2) .....   ($81,000)     ($307,000)  ($2,812,000)   ($2,662,000)   ($612,192)
Percentage of Net Gains/(Losses) on liquidated
     loans (2)(3) ..............................       0.00%          0.00%       (0.032)%       (0.024)%     (0.005)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(2) .....................     (0.001)%       (0.004)%      (0.033)%       (0.027)%     (0.005)%

-----------------

(1)  Excluding loans subserviced for others.
(2) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(3) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

          The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $113.1 billion at February 28, 1995 to approximately $136.8 billion at February 29, 1996, to approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998 and to approximately $194.6 billion at August 31, 1998.

                                                 AT FEBRUARY 28, (29),                           AT AUGUST 31,
                                             ------------------------------------------------
                                             1995            1996         1997           1998         1998
                                             ----            ----         ----           ----         ----
Delinquent Mortgage Loans and Pending
  Foreclosures at Period End(1):
30-59 days.............................       1.80%          2.13%         2.26%          2.68%       3.07%
60-89 days.............................       0.29           0.48          0.52           0.58        0.22
90 days or more (excluding pending
     foreclosures).....................       0.42           0.59          0.66           0.65        0.34
                                              ----           ----          ----           ----        ----
Total of delinquencies.................       2.51%          3.20%         3.44%          3.91%       3.63%
                                              ====           ====          ====           ====        ====
Foreclosures pending...................       0.29%          0.49%         0.71%          0.45%       0.36%
                                              ====           ====          ====           ====        ====
Total delinquencies and foreclosures
     pending...........................       2.80%          3.69%         4.15%          4.36%       3.99%
                                              ====           ====          ====           ====        ====

______________
(1) Excluding loans subserviced for others.


YEAR 2000 COMPLIANCE

         The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the Offered Certificates.

                   DESCRIPTION OF THE CLASS A-9a CERTIFICATES

         The Class A-9a Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-9a Certificates are Targeted Principal Class Certificates. The Targeted Balances for the Class A-9a Certificates are set forth in the Principal Balances Schedules in the Prospectus Supplement. The Class A-9a Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Senior Principal Distribution Amount".

         As of November 25, 1998 (the "Certificate Date"), the Class Certificate Balance of the Class A-9a Certificates was approximately $23,045,257, evidencing a beneficial ownership interest of approximately 15.74% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $141,125,206 and evidenced in the aggregate a beneficial ownership interest of approximately 96.40% in the Trust Fund. As of the
Certificate  Date,  the  Subordinated  Certificates  had an aggregate  principal balance of $5,275,850, and evidenced in the aggregate a beneficial ownership interest of approximately 3.60% in the Trust Fund. For additional information with respect to the Class A-9a Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

         The  most  recent   monthly   statement  that  has  been  furnished  to
Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

REVISED STRUCTURING ASSUMPTIONS

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


   PRINCIPAL BALANCE         MORTGAGE RATE        NET MORTGAGE RATE       ORIGINAL TERM TO       REMAINING TERM TO
                                                                        MATURITY (IN MONTHS)   MATURITY (IN MONTHS)
-----------------------     ---------------      -------------------    --------------------   --------------------
$56,980,738.34              7.0711897368%           6.8081897368%               180                     121

$89,420,317.00              6.5291395316%           6.2661395316%               180                     120


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the initial Class Certificate Balance of the Class A-9a Certificates is $23,045,257.27 (ix) interest accrues on the Class A-9a Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the scheduled balances for the related Classes are as set forth in the Principal Balance Schedules, (xii) the closing date of the sale of the Offered Certificates is December 4, 1998, (xiii) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xiv) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 325% SPA assumes prepayment rates will be 0.65% per annum in month one, 1.3% per annum in month two, and increasing by 0.65% in each succeeding month until reaching a rate of 19.5% per annum in month 30 and remaining constant at 19.5% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

DECREMENT TABLES

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-9a Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                          PERCENT OF CLASS CERTIFICATE
                              BALANCE OUTSTANDING*

                                                     CLASS A-9a
                                             SPA PREPAYMENT ASSUMPTION
                                     ------------------------------------------
          DISTRIBUTION DATE          0%       100%      325%      500%     750%
          -----------------          --       ----      ----      ----     ----
Initial Percent..................    100      100       100       100       100
November 1999....................    100       68         0         0         0
November 2000....................     56        0         0         0         0
November 2001....................      7        0         0         0         0
November 2002....................      0        0         0         0         0
November 2003....................      0        0         0         0         0
November 2004....................      0        0         0         0         0
November 2005....................      0        0         0         0         0
November 2006....................      0        0         0         0         0
November 2007....................      0        0         0         0         0
November 2008....................      0        0         0         0         0
November 2009....................      0        0         0         0         0
                                   -----    ------    ------    ------    ------
Weighted Average Life (years)**..    2.1      1.3       0.6       0.4       0.3

________________________
*    Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference  Date,  the Special  Hazard Loss  Coverage  Amount,
Bankruptcy   Loss  Coverage   Amount  and  Fraud  Loss   Coverage   Amount  were
approximately $1,539,180 and $100,000 and $1,251,099, respectively.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-9a Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition, the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A-9a Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A-9a Certificates.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-9a Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Class A-9a  Certificates  will  represent  qualifying  assets under
Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

         The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules.

                              ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-9a Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-9a Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                     RATINGS

          The Class A-9a Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Duff & Phelps Credit Rating Co. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-9a Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

                                MORTGAGE RATES(1)
 -----------------------------------------------------------------------------
                                              AGGREGATE
                             NUMBER OF        PRINCIPAL
                             MORTGAGE          BALANCE            PERCENT OF
   MORTGAGE RATES (%)          LOANS         OUTSTANDING        MORTGAGE POOL
--------------------------   ---------   -------------------    -------------
6.000..................           3         $  809,733.98            0.55%
6.125..................           2            422,795.26            0.29%
6.250..................          27          7,277,572.73            4.97%
6.375..................          40         12,237,091.90            8.36%
6.500..................         157         38,159,366.66           26.05%
6.625..................          36          8,882,624.64            6.07%
6.750..................          90         21,631,131.83           14.78%
6.875..................          63         15,625,579.58           10.67%
7.000..................          72         18,894,699.32           12.91%
7.125..................          33          9,174,995.65            6.27%
7.250..................          25          6,342,463.38            4.33%
7.375..................          16          3,537,597.66            2.42%
7.500..................           9          2,076,300.46            1.42%
7.625..................           3            675,401.29            0.46%
7.750..................           3            653,701.00            0.45%
                             ---------   -------------------    -------------
Total..................         579       $146,401,055.34          100.00%
                             =========   ===================    =============
______________
(1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 6.740% per annum.


                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
 -----------------------------------------------------------------------------
                                          AGGREGATE           PERCENT
                           NUMBER OF      PRINCIPAL              OF
    CURRENT MORTGAGE        MORTGAGE      BALANCE             MORTGAGE
      LOAN AMOUNTS           LOANS       OUTSTANDING            POOL
-----------------------    ---------   -----------------   ---------------
$0-$50,000.............         2            $75,542.99          0.05%
$50,001-$100,000.......        15          1,135,568.96          0.78%
$100,001-$150,000......        21          2,701,890.22          1.85%
$150,001-$200,000......       161         29,189,119.31         19.94%
$200,001-$250,000......       160         35,659,435.45         24.35%
$250,001-$300,000......        89         24,273,182.68         16.58%
$300,001-$350,000......        48         15,484,171.58         10.58%
$350,001-$400,000......        33         12,263,437.81          8.38%
$400,001-$450,000......        13          5,591,996.13          3.82%
$450,000-$500,000......        15          7,027,577.68          4.80%
$500,001-$550,000......        10          5,227,964.87          3.57%
$550,001-$600,000......         4          2,251,369.24          1.54%
$600,001-$650,000......         3          1,832,575.00          1.25%
$650,001-$750,000......         3          2,158,850.95          1.47%
$750,001-$1,000,000....         2          1,528,372.47          1.04%
                           ---------   -----------------   ----------------
Total..................       579       $146,401,055.34        100.00%
                           =========   =================   ================
______________
(1) As of the Reference Date, the average current Mortgage Loan principal balance is expected to be approximately $252,852.


                        ORIGINAL LOAN-TO VALUE RATIOS(1)
 ------------------------------------------------------------------------------
                                             AGGREGATE
                             NUMBER OF       PRINCIPAL
 ORIGINAL LOAN-TO-VALUE      MORTGAGE         BALANCE            PERCENT OF
       RATIOS(%)               LOANS        OUTSTANDING         MORTGAGE POOL
--------------------------   ---------    ----------------      -------------
50.00 and Below........         111        $28,377,260.25           19.38%
50.01-55.00............          49         13,438,677.60            9.18%
55.01-60.00............          49         13,380,579.34            9.14%
60.01-65.00............          56         14,638,272.56           10.00%
65.01-70.00............          76         20,132,263.42           13.75%
70.01-75.00............          82         20,103,258.96           13.73%
75.01-80.00............         129         30,583,644.96           20.90%
80.01-85.00............           6          1,481,376.22            1.01%
85.01-90.00............          21          4,265,722.03            2.91%
                             ---------    ----------------      -------------
Total..................         579       $146,401,055.34          100.00%
                             =========    ================      =============
______________
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 63.62%.


                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS
     ----------------------------------------------------------------------
                                        AGGREGATE
                        NUMBER OF       PRINCIPAL
                        MORTGAGE         BALANCE           PERCENT OF
    TYPE OF PROGRAM       LOANS        OUTSTANDING        MORTGAGE POOL
 --------------------   ---------     --------------      -------------
 Full................      284        $73,704,280.82          50.35%
 Alternative.........      231         59,225,086.63          40.45%
 Reduced.............       30          5,332,157.43           3.64%
 Streamlined.........       34          8,139,530.46           5.56%
                        ---------     --------------      -------------
 Total...............      579        146,401,055.34         100.00%
                        =========     ==============      =============


                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
    ------------------------------------------------------------------------
                                              AGGREGATE         PERCENT
                             NUMBER OF        PRINCIPAL            OF
                             MORTGAGE          BALANCE          MORTGAGE
       STATE                   LOANS         OUTSTANDING          POOL
-----------------------      ---------    ----------------     ----------
California.............         294        $79,754,174.85         54.48%
Connecticut............          11          3,516,815.77          2.40%
Florida................          32          7,597,676.50          5.19%
Georgia................          15          3,430,546.78          2.34%
Illinois...............          19          4,508,566.18          3.08%
Maryland...............          12          3,063,187.04          2.09%
Massachusetts..........          29          6,162,689.85          4.21%
New Jersey.............          15          3,435,808.51          2.35%
New York...............          14          3,274,335.32          2.24%
Texas..................          24          5,574,063.64          3.81%
Washington.............          15          3,608,221.91          2.46%
Other (less than 2%)...          99         22,474,968.99         15.35%
                             ---------    ----------------     ----------
Total..................         579       $146,401,055.34        100.00%
                             =========    ================     ==========
______________
(1) Other includes 24 other states with under 2.0% concentration individually. No more than approximately 2.19% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.


                          TYPES OF MORTGAGED PROPERTIES
 ----------------------------------------------------------------------------
                                                   AGGREGATE         PERCENT
                                     NUMBER OF     PRINCIPAL            OF
                                      MORTGAGE       BALANCE         MORTGAGE
PROPERTY TYPE                          LOANS       OUTSTANDING         POOL
----------------------------------   ---------  -----------------    --------
Single Family.....................      467      $119,267,266.96       81.46%
Condominium.......................       13         2,995,419.35        2.05%
Planned Unit Development (PUD)....       99        24,138,369.03       16.49%
                                     ---------  -----------------    --------
Total.............................      579      $146,401,055.34      100.00%
                                     =========  =================    ========


                            PURPOSE OF MORTGAGE LOANS
 -----------------------------------------------------------------------------
                                              AGGREGATE
                                              PRINCIPAL
                             MORTGAGE          BALANCE             PERCENT OF
      LOAN PURPOSE             LOANS         OUTSTANDING          MORTGAGE POOL
-------------------------    --------      -----------------      -------------
Purchase...............          42           $9,864,323.74            6.74%
Refinance (rate/term)..         448          113,283,955.26           77.38%
Refinance (cash-out)...          89           23,252,776.34           15.88%
                             --------      -----------------      -------------
Total..................         579         $146,401,055.34          100.00%
                             ========      =================      =============



                               OCCUPANCY TYPES(1)
  ----------------------------------------------------------------------------
                                            AGGREGATE         PERCENT
                          NUMBER OF         PRINCIPAL            OF
                           MORTGAGE          BALANCE          MORTGAGE
       OCCUPANCY TYPE       LOANS          OUTSTANDING          POOL
 -----------------------  ---------      ---------------      --------
 Primary Residence...        575         $145,475,607.13        99.37%
 Second Residence....          4              925,448.21         0.63%
                          ---------      ---------------      --------
 Total...............        579         $146,401,055.34       100.00%
                          =========      ===============      ========
_______________
(1) Based upon representations of the related Mortgagors at the time of origination.


                          ORIGINAL TERMS TO MATURITY(1)
   --------------------------------------------------------------------------
                                        AGGREGATE
                         NUMBER OF      PRINCIPAL
   ORIGINAL TERM TO       MORTGAGE       BALANCE         PERCENT OF
  MATURITY (MONTHS)        LOANS       OUTSTANDING      MORTGAGE POOL
-----------------------  ---------    ---------------   -------------
180...................       577      $145,872,801.23       99.64%
120...................         2           528,254.11        0.36%
                         ---------    ---------------   -------------
Total.................       579      $146,401,055.34      100.00%
                         =========    ===============   =============
______________
(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 121 months.

                                    EXHIBIT 2

THE BANK OF NEW YORK
101 BARCLAY STREET
NEW YORK, NEW YORK 10286
KELLY SHEAHAN
212-815-2007

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1994-2

Certificateholder Monthly Distribution Summary

Distribution Date:  November 25, 1998

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2

                 Certificateholder Monthly Distribution Summary

--------------- ---------------- --------------- -------------- -------------------- ------------- ------------------
    CLASS            CUSIP           CLASS        CERTIFICATE    BEGINNING BALANCE       PASS          PRINCIPAL
                                  DESCRIPTION      RATE TYPE                           THROUGH       DISTRIBUTION
                                                                                       RATE (%)
--------------- ---------------- --------------- -------------- -------------------- ------------- ------------------
      1          126690RX6           Senior       Fix-30/360                0.00        6.500000              0.00
      2          126690RY4           Senior       Fix-30/360                0.00        6.500000              0.00
      3          126690RZ1           Senior       Fix-30/360                0.00        6.500000              0.00
      4          126690SA5           Senior       Fix-30/360                0.00        6.500000              0.00
      5          126690SB3           Senior       Fix-30/360                0.00        6.500000              0.00
      6          126690SC1           Senior       Fix-30/360                0.00        6.500000              0.00
      7          126690SD9           Senior       Fix-30/360                0.00        6.500000              0.00
      8          126690SE7           Senior       Fix-30/360        8,112,113.40        6.500000      2,613,102.96
      9A         126690SF4           Senior       Fix-30/360       23,045,257.27        6.500000              0.00
      9B         126690SG2           Senior       Fix-30/360       27,973,000.00        6.500000              0.00
      10         126690SH0           Senior       Fix-30/360        5,754,000.00        6.500000              0.00
     10A         126690SJ6           Senior       Fix-30/360       40,284,000.00        6.500000              0.00
      11         126690SK3           Senior       Fix-30/360       13,011,000.00        6.500000              0.00
     12F         126690SL1           Senior       Var-30/360       13,829,972.84        5.999000              0.00
     12T         126690SM9           Senior       Var-30/360        3,303,827.09        9.000000              0.00
     12S         126690SN7           Senior       Var-30/360        5,206,926.23        6.244413              0.00
      PO         126690SP2          Strip PO      Fix-30/360        3,255,183.56        0.000000         37,971.91
      X          126690SQ0          Strip IO      Fix-30/360       58,606,195.08        0.306362              0.00
      AR         126690SR8           Senior       Fix-30/360            1,000.00        6.500000              0.00
--------------- ---------------- --------------- -------------- -------------------- ------------- ------------------
      B1         126690SS6           Junior       Fix-30/360        4,730,742.62        6.500000         29,175.84
      B2                             Junior       Fix-30/360          577,846.56        6.500000          3,563.74
--------------- ---------------- --------------- -------------- -------------------- ------------- ------------------
    Totals                                                        149,084,869.57                      2,683,814.45
--------------- ---------------- --------------- -------------- -------------------- ------------- ------------------


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2

                 Certificateholder Monthly Distribution Summary

--------------- ------------------- ------------------- -------------------- ------------------- --------------------
    CLASS            INTEREST       TOTAL DISTRIBUTION   CURRENT REALIZED      ENDING BALANCE        CUMULATIVE
                   DISTRIBUTION                               LOSSES                               REALIZED LOSSES
--------------- ------------------- ------------------- -------------------- ------------------- --------------------
      1                    0.00                0.00                0.00                 0.00                0.00
      2                    0.00                0.00                0.00                 0.00                0.00
      3                    0.00                0.00                0.00                 0.00                0.00
      4                    0.00                0.00                0.00                 0.00                0.00
      5                    0.00                0.00                0.00                 0.00                0.00
      6                    0.00                0.00                0.00                 0.00                0.00
      7                    0.00                0.00                0.00                 0.00                0.00
      8               43,940.61        2,657,043.57                0.00          5,499,010.44               0.00
      9A             124,828.48          124,828.48                0.00         23,045,257.27               0.00
      9B             151,520.42          151,520.42                0.00         27,973,000.00               0.00
      10              31,167.50           31,167.50                0.00          5,754,000.00               0.00
     10A             218,205.00          218,205.00                0.00         40,284,000.00               0.00
      11              70,476.25           70,476.25                0.00         13,011,000.00               0.00
     12F              69,138.34           69,138.34                0.00         13,829,972.84               0.00
     12T              24,778.70           24,778.70                0.00          3,303,827.09               0.00
     12S              27,095.17           27,095.17                0.00          5,206,926.23               0.00
      PO                   0.00           37,971.91                0.00          3,217,211.65               0.00
      X               14,962.24           14,962.24                0.00         56,980,738.26               0.00
      AR                   5.63                5.63                0.00              1,000.00               0.00
--------------- ------------------- ------------------- -------------------- ------------------- --------------------
      B1              25,624.86           54,800.69                0.00          4,701,566.78               0.00
      B2               3,130.00            6,693.75                0.00            574,282.81           1,934.99
--------------- ------------------- ------------------- -------------------- ------------------- --------------------
    Totals           804,873.20        3,488,687.65                0.00        146,401,055.11           1,934.99
--------------- ------------------- ------------------- -------------------- ------------------- --------------------


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2

                          Principal Distribution Detail

--------------- ---------------- -------------------- -------------------- --------------------- --------------------
    CLASS            CUSIP            ORIGINAL             BEGINNING       SCHEDULED PRINCIPAL   ACCRETION PRINCIPAL
                                 CERTIFICATE BALANCE  CERTIFICATE BALANCE      DISTRIBUTION
--------------- ---------------- -------------------- -------------------- --------------------- --------------------
      1          126690RX6            21,017,000.00               0.00                0.00                  0.00
      2          126690RY4             6,505,000.00               0.00                0.00                  0.00
      3          126690RZ1             6,405,000.00               0.00                0.00                  0.00
      4          126690SA5             6,705,000.00               0.00                0.00                  0.00
      5          126690SB3             7,506,000.00               0.00                0.00                  0.00
      6          126690SC1             7,506,000.00               0.00                0.00                  0.00
      7          126690SD9            36,631,000.00               0.00                0.00                  0.00
      8          126690SE7            10,108,000.00       8,112,113.40        2,613,102.96                  0.00
      9A         126690SF4            24,771,000.00      23,045,257.27                0.00                  0.00
      9B         126690SG2            27,973,000.00      27,973,000.00                0.00                  0.00
      10         126690SH0             5,754,000.00       5,754,000.00                0.00                  0.00
     10A         126690SJ6            40,284,000.00      40,284,000.00                0.00                  0.00
      11         126690SK3            13,011,000.00      13,011,000.00                0.00                  0.00
     12F         126690SL1            14,849,078.00      13,829,972.84                0.00                  0.00
     12T         126690SM9             3,547,280.00       3,303,827.09                0.00                  0.00
     12S         126690SN7             5,590,615.00       5,206,926.23                0.00                  0.00
      PO         126690SP2             5,174,764.91       3,255,183.56           37,971.91                  0.00
      X          126690SQ0           104,031,575.00      58,606,195.08                0.00                  0.00
      AR         126690SR8                 1,000.00           1,000.00                0.00                  0.00
--------------- ---------------- -------------------- -------------------- --------------------- --------------------
      B1         126690SS6             6,130,000.00       4,730,742.62           29,175.84                  0.00
      B2                                 751,044.00         577,846.56            3,563.74                  0.00
--------------- ---------------- -------------------- -------------------- --------------------- --------------------
    Totals                           250,219,781.91     149,084,869.57        2,683,814.45                  0.00
--------------- ---------------- -------------------- -------------------- --------------------- --------------------


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2

                          Principal Distribution Detail

--------------- ------------------- ------------------- -------------------- ------------------- --------------------
    CLASS          UNSCHEDULED        NET PRINCIPAL      CURRENT REALIZED          ENDING        ENDING CERTIFICATE
                    PRINCIPAL          DISTRIBUTION           LOSSES            CERTIFICATE            FACTOR
                   ADJUSTMENTS                                                    BALANCE
--------------- ------------------- ------------------- -------------------- ------------------- --------------------
      1                    0.00                0.00                0.00                 0.00       0.00000000000
      2                    0.00                0.00                0.00                 0.00       0.00000000000
      3                    0.00                0.00                0.00                 0.00       0.00000000000
      4                    0.00                0.00                0.00                 0.00       0.00000000000
      5                    0.00                0.00                0.00                 0.00       0.00000000000
      6                    0.00                0.00                0.00                 0.00       0.00000000000
      7                    0.00                0.00                0.00                 0.00       0.00000000000
      8                    0.00        2,613,102.96                0.00          5,499,010.44      0.54402556830
      9A                   0.00                0.00                0.00         23,045,257.27      0.93033213314
      9B                   0.00                0.00                0.00         27,973,000.00      1.00000000000
      10                   0.00                0.00                0.00          5,754,000.00      1.00000000000
     10A                   0.00                0.00                0.00         40,284,000.00      1.00000000000
      11                   0.00                0.00                0.00         13,011,000.00      1.00000000000
     12F                   0.00                0.00                0.00         13,829,972.84      0.93136912878
     12T                   0.00                0.00                0.00          3,303,827.09      0.93136913071
     12S                   0.00                0.00                0.00          5,206,926.23      0.93136913023
      PO                   0.00           37,971.91                0.00          3,217,211.65      0.62171165317
      X                    0.00                0.00                0.00         56,980,738.26      0.54772542144
      AR                   0.00                0.00                0.00              1,000.00      1.00000000000
--------------- ------------------- ------------------- -------------------- ------------------- --------------------
      B1                   0.00           29,175.84                0.00          4,701,566.78      0.76697663573
      B2                   0.00            3,563.74                0.00            574,282.81      0.76464602811
--------------- ------------------- ------------------- -------------------- ------------------- --------------------
    Totals                 0.00        2,683,814.45                0.00        146,401,055.11
--------------- ------------------- ------------------- -------------------- ------------------- --------------------


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2

                          Interest Distribution Detail

--------------- ------------------- ------------------- -------------------- ------------------- --------------------
    CLASS           BEGINNING       PASS THROUGH RATE     ACCRUED OPTIMAL    CUMULATIVE UNPAID    DEFERRED INTEREST
                   CERTIFICATE             (%)               INTEREST             INTEREST
                     BALANCE
--------------- ------------------- ------------------- -------------------- ------------------- --------------------
      1                     0.00       6.500000                    0.00                 0.00                0.00
      2                     0.00       6.500000                    0.00                 0.00                0.00
      3                     0.00       6.500000                    0.00                 0.00                0.00
      4                     0.00       6.500000                    0.00                 0.00                0.00
      5                     0.00       6.500000                    0.00                 0.00                0.00
      6                     0.00       6.500000                    0.00                 0.00                0.00
      7                     0.00       6.500000                    0.00                 0.00                0.00
      8             8,112,113.40       6.500000               43,940.61                 0.00                0.00
      9A           23,045,257.27       6.500000              124,828.48                 0.00                0.00
      9B           27,973,000.00       6.500000              151,520.42                 0.00                0.00
      10            5,754,000.00       6.500000               31,167.50                 0.00                0.00
     10A           40,284,000.00       6.500000              218,205.00                 0.00                0.00
      11           13,011,000.00       6.500000               70,476.25                 0.00                0.00
     12F           13,829,972.84       5.999000               69,138.34                 0.00                0.00
     12T            3,303,827.09       9.000000               24,778.70                 0.00                0.00
     12S            5,206,926.23       6.244413               27,095.17                 0.00                0.00
      PO            3,255,183.56       0.000000                    0.00                 0.00                0.00
      X            58,606,195.08       0.306362               14,962.24                 0.00                0.00
      AR                1,000.00       6.500000                    5.42                 0.00                0.00
--------------- ------------------- ------------------- -------------------- ------------------- --------------------
      B1            4,730,742.62       6.500000               25,624.86                 0.00                0.00
      B2              577,846.56       6.500000                3,130.00                 0.00                0.00
--------------- ------------------- ------------------- -------------------- ------------------- --------------------
    Totals        149,084,869.57                             804,872.99                 0.00                0.00
--------------- ------------------- ------------------- -------------------- ------------------- --------------------


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2

                          Interest Distribution Detail

--------------- ------------------- ------------------- -------------------- -------------------
    CLASS             TOTAL                NET              UNSCHEDULED           INTEREST
                     INTEREST         PREPAYMENT INT    INTEREST ADJUSTMENT         PAID
                       DUE              SHORTFALL
--------------- ------------------- ------------------- -------------------- -------------------
      1                    0.00                0.00                0.00                 0.00
      2                    0.00                0.00                0.00                 0.00
      3                    0.00                0.00                0.00                 0.00
      4                    0.00                0.00                0.00                 0.00
      5                    0.00                0.00                0.00                 0.00
      6                    0.00                0.00                0.00                 0.00
      7                    0.00                0.00                0.00                 0.00
      8               43,940.61                0.00                0.00            43,940.61
      9A             124,828.48                0.00                0.00           124,828.48
      9B             151,520.42                0.00                0.00           151,520.42
      10              31,167.50                0.00                0.00            31,167.50
     10A             218,205.00                0.00                0.00           218,205.00
      11              70,476.25                0.00                0.00            70,476.25
     12F              69,138.34                0.00                0.00            69,138.34
     12T              24,778.70                0.00                0.00            24,778.70
     12S              27,095.17                0.00                0.00            27,095.17
      PO                   0.00                0.00                0.00                 0.00
      X               14,962.24                0.00                0.00            14,962.24
      AR                   5.42                0.00                0.00                 5.63
--------------- ------------------- ------------------- -------------------- -------------------
      B1              25,624.86                0.00                0.00            25,624.86
      B2               3,130.00                0.00                0.00             3,130.00
--------------- ------------------- ------------------- -------------------- -------------------
    Totals           804,872.99                0.00                0.00           804,873.20
--------------- ------------------- ------------------- -------------------- -------------------


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2

                           Current Payment Information
                               Factors per $1,000

--------------- ---------------- -------------------- -------------------- ---------------------
    CLASS            CUSIP            ORIGINAL          BEGINNING CERT.         PRINCIPAL
                                 CERTIFICATE BALANCE       NOTIONAL            DISTRIBUTION
                                                            BALANCE
--------------- ---------------- -------------------- -------------------- ---------------------
      1          126690RX6            21,017,000.00         0.000000000          0.000000000
      2          126690RY4             6,505,000.00         0.000000000          0.000000000
      3          126690RZ1             6,405,000.00         0.000000000          0.000000000
      4          126690SA5             6,705,000.00         0.000000000          0.000000000
      5          126690SB3             7,506,000.00         0.000000000          0.000000000
      6          126690SC1             7,506,000.00         0.000000000          0.000000000
      7          126690SD9            36,631,000.00         0.000000000          0.000000000
      8          126690SE7            10,108,000.00       802.543866524        258.518298227
      9A         126690SF4            24,771,000.00       930.332133140          0.000000000
      9B         126690SG2            27,973,000.00     1,000.000000000          0.000000000
      10         126690SH0             5,754,000.00     1,000.000000000          0.000000000
     10A         126690SJ6            40,284,000.00     1,000.000000000          0.000000000
      11         126690SK3            13,011,000.00     1,000.000000000          0.000000000
     12F         126690SL1            14,849,078.00       931.369128777          0.000000000
     12T         126690SM9             3,547,280.00       931.369130714          0.000000000
     12S         126690SN7             5,590,615.00       931.369130230          0.000000000
      PO         126690SP2             5,174,764.91       629.049553304          7.337900137
      X          126690SQ0           104,031,575.00       563.350070207          0.000000000
      AR         126690SR8                 1,000.00     1,000.000000000          0.000000000
--------------- ---------------- -------------------- -------------------- ---------------------
      B1         126690SS6             6,130,000.00       771.736152672          4.759516944
      B2                                 751,044.00       769.391082334          4.745054227
--------------- ---------------- -------------------- -------------------- ---------------------
    Totals                           250,219,781.91       595.815680247         10.725828428
--------------- ---------------- -------------------- -------------------- ---------------------

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2

                           Current Payment Information
                               Factors per $1,000

--------------- -------------------- -------------------- --------------------
    CLASS            INTEREST           ENDING CERT.             PASS
                   DISTRIBUTION           NOTIONAL              THROUGH
                                           BALANCE             RATE (%)
--------------- -------------------- -------------------- --------------------
      1               0.000000000          0.000000000       6.500000
      2               0.000000000          0.000000000       6.500000
      3               0.000000000          0.000000000       6.500000
      4               0.000000000          0.000000000       6.500000
      5               0.000000000          0.000000000       6.500000
      6               0.000000000          0.000000000       6.500000
      7               0.000000000          0.000000000       6.500000
      8               4.347112610        544.025568297       6.500000
      9A              5.039299055        930.332133140       6.500000
      9B              5.416666667      1,000.000000000       6.500000
      10              5.416666667      1,000.000000000       6.500000
     10A              5.416666667      1,000.000000000       6.500000
      11              5.416666667      1,000.000000000       6.500000
     12F              4.656069503        931.369128777       5.999000
     12T              6.985268480        931.369130714       9.000000
     12S              4.846544642        931.369130230       6.244413
      PO              0.000000000        621.711653167       0.000000
      X               0.143824023        547.725421441       0.306362
      AR              5.633085482      1,000.000000000       6.500000
--------------- -------------------- -------------------- --------------------
      B1              4.180237494        766.976635728       6.500000
      B2              4.167535029        764.646028107       6.500000
--------------- -------------------- -------------------- --------------------
    Totals            3.216664941        585.089851779
--------------- -------------------- -------------------- --------------------


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2

POOL LEVEL DATA

Distribution Date                                                                                           11/25/98
Cut-off Date                                                                                                  1/1/94
Determination Date                                                                                           11/1/98
Accrual Period                              Begin                                                            10/1/98
                                            End                                                              11/1/98
Number of Days in Accrual Period                                                                                  31


-----------------------------------------------------------------------------------------------
                                    COLLATERAL INFORMATION
-----------------------------------------------------------------------------------------------
GROUP 1
-------

Cut-Off Date Balance                                                                                  250,219,781.85

Beginning Aggregate Pool Stated Principal Balance                                                     149,084,869.64
Ending Aggregate Pool Stated Principal Balance                                                        146,401,055.19

Beginning Aggregate Certificate Stated Principal Balance                                              149,084,869.56
Ending Aggregate Certificate Stated Principal Balance                                                 146,401,055.11

Beginning Aggregate Loan Count                                                                                   590
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                    3
Ending Aggregate Loan Count                                                                                      587

Beginning Weighted Average Loan Rate (WAC)                                                                 6.741509%
Ending Weighted Average Loan Rate (WAC)                                                                    6.740111%

Beginning Net Weighted Average Loan Rate                                                                   6.478509%
Ending Net Weighted Average Loan Rate                                                                      6.477111%

Weighted Average Maturity (WAM) (Months)                                                                         302

Servicer Advances                                                                                               0.00

Aggregate Pool Prepayment                                                                               1,764,408.95

-----------------------------------------------------------------------------------------------
                                   CERTIFICATE INFORMATION
-----------------------------------------------------------------------------------------------
GROUP 1
-------

Senior Percentage                                                                                     96.3597335238%
Senior Prepayment Percentage                                                                         100.0000000000%

Subordinate Percentage                                                                                 3.6402664762%
Subordinate Prepayment Percentage                                                                      0.0000000000%

CERTIFICATE ACCOUNT

BEGINNING BALANCE                                                                                               0.00

DEPOSIT
Payments of Interest and Principal                                                                      3,518,025.27
Liquidation Proceeds                                                                                            0.00
All Other Proceeds                                                                                              0.00
Other Amounts                                                                                                   0.00
                                                                                                     ---------------
TOTAL DEPOSITS                                                                                          3,518,025.27



WITHDRAWALS
Reimbursement of Servicer Advances                                                                              0.00
Payment of Master Servicer Fees                                                                            43,799.68
Payment of Sub Servicer Fees                                                                                    0.00
Payment of Other Fees                                                                                           0.00
Payment of Insurance Premium(s)                                                                                 0.00
Payment of Personal Mortgage Insurance                                                                          0.00
Other Permitted Withdrawal per the Pooling and Servicing Agreement                                              0.00
Payment of Principal and Interest                                                                       3,488,687.65
                                                                                                     ---------------
TOTAL WITHDRAWALS                                                                                       3,532,487.32

ENDING BALANCE                                                                                            -14,462.05



PREPAYMENT COMPENSATION
Total Gross Prepayment Interest Shortfall                                                                   2,221.91
Compensation for Gross PPIS from Servicing Fees                                                             1,721.72
Other Gross PPIS Compensation                                                                                   0.00
                                                                                                     ---------------
TOTAL NET PPIS (NON-SUPPORTED PPIS)                                                                           500.19



Master Servicing Fees Paid                                                                                 43,799.68
Sub Servicing Fees Paid                                                                                         0.00
Insurance Premium(s) Paid                                                                                       0.00
Personal Mortgage Insurance Fees Paid                                                                           0.00
Other Fees Paid                                                                                                 0.00
                                                                                                     ---------------
TOTAL FEES                                                                                                 43,799.68


-----------------------------------------------------------------------------------------------
                                   DELINQUENCY INFORMATION
-----------------------------------------------------------------------------------------------
GROUP 1
-------

DELINQUENCY                                    30 - 59 DAYS       60 - 89 DAYS           90+ DAYS             TOTALS
-----------                                    ------------       ------------           --------             ------
Scheduled Principal Balance                            0.00               0.00               0.00               0.00
Percentage of Total Pool Balance                  0.000000%          0.000000%          0.000000%          0.000000%
Number of Loans                                           0                  0                  0                  0
Percentage of Total Loans                         0.000000%          0.000000%          0.000000%          0.000000%

FORECLOSURE
-----------

Scheduled Principal Balance                            0.00               0.00               0.00               0.00
Percentage of Total Pool Balance                  0.000000%          0.000000%          0.000000%          0.000000%
Number of Loans                                           0                  0                  0                  0
Percentage of Total Loans                         0.000000%          0.000000%          0.000000%          0.000000%

BANKRUPTCY
----------

Scheduled Principal Balance                            0.00               0.00               0.00               0.00
Percentage of Total Pool Balance                  0.000000%          0.000000%          0.000000%          0.000000%
Number of Loans                                           0                  0                  0                  0
Percentage of Total Loans                         0.000000%          0.000000%          0.000000%          0.000000%

REO
---

Scheduled Principal Balance                            0.00               0.00               0.00               0.00
Percentage of Total Pool Balance                  0.000000%          0.000000%          0.000000%          0.000000%
Number of Loans                                           0                  0                  0                  0
Percentage of Total Loans                         0.000000%          0.000000%          0.000000%          0.000000%

Book Value of all REO Loans                                                                                     0.00
Percentage of Total Pool Balance                                                                           0.000000%

Current Realized Losses                                                                                         0.00
Additional Gains (Recoveries)/Losses                                                                            0.00
Total Realized Losses                                                                                       1,934.99


-----------------------------------------------------------------------------------------------
                         SUBORDINATION/CREDIT ENHANCEMENT INFORMATION
-----------------------------------------------------------------------------------------------

PROTECTION                                                                               ORIGINAL            CURRENT
----------                                                                               --------            -------
Bankruptcy Loss                                                                        100,000.00         100,000.00
Bankruptcy Percentage                                                                   0.039965%          0.068306%
Credit/Fraud Loss                                                                    5,005,180.00       1,251,098.91
Credit/Fraud Loss Percentage                                                            2.000313%          0.854570%
Special Hazard Loss                                                                  4,931,521.00       1,539,179.96
Special Hazard Loss Percentage                                                          1.970876%          1.051345%

CREDIT SUPPORT                                                                           ORIGINAL            CURRENT
--------------                                                                           --------            -------
Class A                                                                            243,338,737.91     141,125,205.52
Class A Percentage                                                                     97.250000%         96.396304%

Class B1                                                                             6,130,000.00       4,701,566.78
Class B1 Percentage                                                                     2.449846%          3.211430%

Class B2                                                                               751,044.00         574,282.81
Class B2 Percentage                                                                     0.300154%          0.392267%

